UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-206892	Applied for
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

                             (860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 12, 2015, PB Bancorp, Inc., a Maryland corporation (the “Company”), PSB Holdings, Inc., a federal corporation (“PSB Holdings”), Putnam Bancorp, MHC (the “MHC”) and Putnam Bank entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, KBW will receive a fee of a 1.0% of the aggregate dollar amount of all shares of common stock sold in the subscription and community offerings, subject to a maximum fee of $300,000. No fee will be payable to KBW with respect to shares purchased by directors, officers, employees or their immediate families and their individual retirement accounts, and shares purchased by our employee benefit plans or trusts, and no fee will be payable with respect to shares being exchanged by stockholders of PSB Holdings for shares of the Company in connection with the MHC’s mutual-to-stock conversion.

In the event a syndicated offering is conducted, the Company will pay fees of 5.0% of the aggregate purchase price of all shares of common stock sold in the syndicated offering to KBW and any other broker-dealers included in the syndicated offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-206892) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2015.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01	Other Events

The Company’s Registration Statement on Form S-1 (Registration No. 333-206892) was declared effective by the Securities and Exchange Commission on November 12, 2015. As a result, the Company is commencing its stock offering in connection with the MHC’s previously announced plans to become a fully public company. Offering materials are expected to be mailed on or before November 21, 2015 to Putnam Bank depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to stockholders. Shares of common stock not sold in the subscription offering will be available in a community offering to the general public, including stockholders of the Company. The subscription offering is expected to expire at 2:00 p.m., Eastern Time, on December 16, 2015.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated November 12, 2015, by and among the Company, PSB Holdings, the MHC and Putnam Bank and KBW

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.

DATE: November 16, 2015	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice President and Chief Financial Officer